UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
VIASPACE Green Energy Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2102 Business Center Drive, Suite 130, Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.001 per share	Over-the-Counter Bulletin Board

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates: File No. 333-159717      (if applicable)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities of VIASPACE Green Energy Inc. (the “Registrant”) to be registered hereby are shares of Common Stock, par value $0.001 per share (the “Common Stock”).

The description of such securities contained under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-159717), as amended from time to time, and the prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”) are incorporated herein by this reference in response to this item.

Item 2. Exhibits.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Memorandum and Articles of Association of the Registrant (1)

_____________________
.
(1)           Filed as Exhibit 3.1 to Amendment No. 6 to the Registration Statement on Form S-1 filed by Registrant on November 25, 2009 and incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 30, 2011	VIASPACE GREEN ENERGY INC.
	By:	/s/ Stephen J. Muzi
Stephen J. Muzi
Chief Financial Officer